SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Amendment No. 1
to

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  1)

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☐ Definitive Proxy Statement

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GERBER SCIENTIFIC, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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EXPLANATORY NOTE

August 18, 2003

     On August 18, 2003, we mailed the following notice to shareholders entitled to vote at our 2003 annual meeting of shareholders to be held on September 18, 2003:

TO OUR SHAREHOLDERS:

     The Gerber Scientific, Inc. proxy statement, dated August 6, 2003, which was mailed to you recently, includes a table under the caption “Stock Option Exercises in Last Fiscal Year and Fiscal Year End Option Values” that contains incorrect information concerning the number of securities underlying unexercised options held by our Named Executive Officers on April 30, 2003, and the value of such options at April 30, 2003. The correct information is set forth below. Except for the table set forth below, which replaces the table on page 22 of the proxy statement, the proxy statement, as mailed to you and filed with the Securities and Exchange Commission on August 8, 2003, is unchanged.

STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

     The following table sets forth, as to each of the Named Executive Officers: (a) the number of exercisable and unexercisable options held on April 30, 2003, the last day of fiscal year 2003; and (b) the value of such options at April 30, 2003. The number of options set forth corresponds to the number of shares to which they relate. None of the named individuals exercised any options during fiscal year 2003.

			Number of Securities Underlying		Value of Unexercised
			Unexercised Options at Fiscal		In-the-Money Options at
			Year-End (#)		Fiscal Year-End ($)(1)

	Shares Acquired on	Value
Name	Exercise (#)	Realized	Exercisable	Unexercisable(2)	Exercisable	Unexercisable

Marc T. Giles	—	$—	50,000	109,999	$39,666	$313,833
Shawn M. Harrington	—	—	102,908	71,499	8,751	188,999
Bernard J. Demko	—	—	79,133	46,667	9,916	127,459
Doris W. Skoch	—	—	53,334	51,666	7,934	126,466
Elaine A. Pullen	—	—	20,001	59,999	—	98,000

(1)	All stock options were granted at the fair market value of the common stock on the date of grant. The stock option exercise prices for options outstanding ranged from $3.35 to $28.25. The closing price of the Company’s common stock on April 30, 2003 was $8.25.

(2)	Represents stock options that were not vested as of April 30, 2003.